                        FIRST AMENDMENT
                            TO THE
            ADVANCED TECHNOLOGY LABORATORIES, INC.
                        RETIREMENT PLAN



The  Advanced  Technology Laboratories, Inc.  Retirement  Plan
(the "Plan"), as amended and restated effective January 1, 1994, is amended as follows pursuant to Section 11.1 of the Plan, effective January 1, 1996.

1.   Section 1.2 Actuarially Equivalent/Actuarially is deleted
                 ----------------------------------
     in its entirety and replaced with the following:

     1.2  Actuarially Equivalent/Actuarially
          ----------------------------------

          (a)  General
               -------

               "Actuarially Equivalent" and similar terms (for purposes other than determining contributions to the Trust Fund) means that the present value of two (2) payments or series of payments shall be of equal value when computed at an eight percent (8%) rate of interest and on the basis of the 1984 Unisex Pension Mortality Table; provided, however, that the interest rates and mortality table below shall apply for the purposes stated.

          (b)  Before January 1, 1996
               ----------------------

               With respect to Participants who terminate employment before January 1, 1996, the interest rate for immediate or deferred annuities that would be used by the Pension Benefit Guaranty Corporation to determine the present value of the Participant's benefit upon termination of an insufficient trusteed single employer plan, as of the first day of the Plan Year that contains the Annuity Starting Date shall be used for calculating the Actuarial Equivalent value of any lump sum distribution.

          (c)  On or After January 1, 1996
               ---------------------------

               Notwithstanding the foregoing, with respect to Participants who terminate employment on or after January 1, 1996, the Actuarial Equivalent value of any lump sum distribution shall be determined using the following interest rate and mortality table:

               Interest: the  annual interest rate on  30-year
                         Treasury   securities  as  determined
                         under Code Section 417 (which, as  of
                         the  date of this amendment,  is  the
                         average   annual  yield  on   30-year
                         Treasury Constant Maturities) for the
                         November  before the Plan Year  which
                         contains  the Annuity Starting  Date;
                         and

              Mortality: the  prevailing  Commissioner's
                         standard  table (described  in   Code
                         Section 807(d)(5)(A)), without regard
                         to  any  other subparagraphs of  Code
                         Section  807(d)(5)) used to determine
                         reserves  for group annuity contracts
                         issued  on  the date as of which  the
                         present  value  is  being  determined
                         (which   as  of  the  date  of   this
                         amendment  is the 1983 Group  Annuity
                         Mortality  Table, 50%  male  and  50%
                         female).

      IN  WITNESS  WHEREOF, Advanced Technology  Laboratories,
Inc. has caused this First Amendment to be duly executed on this 29th day of December, 1995.


                                   FOR ADVANCED TECHNOLOGY
                                   LABORATORIES, INC.


                                 By: /s/ Harvey N. Gillis
                                 ------------------------------
Witness: /s/ Annette King        Authorized Officer
-------------------------
                                 Title: Sr. V.P. & Chief Financial Officer
                                 -------------------------
                                 Title


                                   2